Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Apollo Group, Inc. on Registration Statement No. 333-46834, 33-87844, 33-88982, 33-88984, and 33-63429 on Form S-8 of our report dated November 10, 2004, appearing in the Annual Report to Shareholders, which is incorporated by reference in this Annual Report on Form 10-K of Apollo Group, Inc. for the year ended August 31, 2004.

DELOITTE & TOUCHE LLP
Phoenix, Arizona
November 10, 2004